 KINGLAND SYSTEMS CORPORATION
 MASTER SUBSCRIBER AGREEMENT
________________________________________________________________________________

         This Master Subscriber Agreement covers the obligations of Kingland Systems Corporation ("KSC") and the undersigned ("Subscriber") with respect to the provision of certain products and services.

          By signing below, each of us acknowledges that he or she has read and understands this Agreement and the Attachments and other exhibits hereto, is authorized to execute this Agreement on behalf of the party indicated below by his or her name, and agrees on behalf of such party that such party will be bound by the terms of this Agreement.

Agreed to:                                          Agreed to:

Colonial Direct Financial Group                     Kingland Systems Corporation
1499 W. Palmetto Road. Suite 312                    9 North Federal Avenue
Boca Raton, FL 33486                                Mason City, Iowa 50401

Telephone: 561-362-4210                             Telephone: (515) 424-0844
Fax: 561-750-3347                                   Fax: (515) 494-1513



By  Rodney G. Smith                                By Todd Rognes
    -----------------------------                     --------------------------

Rodney G. Smith, President                          Todd Rognes, CFO
---------------------------------                   ----------------------------
Name and Title                                      Name and Title

Date: 4/18/2000                                     Date:  4/12/2000
      ---------------------------                          ---------------------

1.       Definitions.
         -----------

           As used in this Agreement the following terms shall have the meanings specified in this Section:

         "Accept" or "Acceptance" with respect to a product, including a KSC Application, means, and shall be deemed to occur on, the earliest of (i) Subscriber's placing the product in commercial use, (ii) Subscriber's notifying KSC in writing of its acceptance of the product, or (iii) the expiration of the Test Period without Subscriber's notifying KSC in writing of Subscriber's rejection of the product. Subscriber agrees to notify KSC promptly of any Acceptance which occurs under clause (i) of the preceding sentence.

         "Acceptance Date" means, for any product, the date on which Acceptance of that product occurs.

         "Authorized Representative" means a person designated by Subscriber as authorized to contact KSC to obtain services.

         "Authorized User" means a person authorized by Subscriber to access a KSC Application. Each person with such authority is considered an Authorized User whether or not such person actually accesses a KSC Application.

         "Business Day" means each day on which the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market shall be open for execution of transactions in the ordinary course of business.

         "Correction" means a modification to the program code of a KSC Application to resolve an Error or Problem.

         "Error" means an instance of failure of a KSC Application to be operative due to a defect in such KSC Application. An Error is a Priority 1 Error if it renders continued use of all KSC Applications as a whole impossible, including without limitation trade order entry and execution, establishing new accounts and account balance retrieval. An Error is a Priority 2 Error if it makes continued use of all KSC Applications as a whole seriously inconvenient and substantially reduces their value to Subscriber. All other Errors are Priority 3 Errors; in particular, all documentation shortcomings and deviations that do not have the economic consequences defined for Priority 1 and 2 Errors shall be deemed Priority 3 Errors.

         "Implementation Plan" means, the implementation plan agreed to by KSC and Subscriber with respect to the timing of the installation or usage of a product, product testing, target production dates and related matters.

         "Initial Applications" means the KSC Applications that are designated as such in Attachment 1 as of the date of this Agreement.

         "Initial Term" means a period of thirty-six months, beginning on the Acceptance Date.

         "Installation Date" means, for any product, the date on which that product is available to Subscriber for testing and/or commercial use.

         "Known Problem Data Base" means the database maintained by KSC of known Problems with KSC Applications.

         "KSC" means Kingland Systems Corporation and its successors and assigns.

         "KSC Applications" means FNS/Server. FNS/BackOffice and all other KSC applications for which Subscriber is an Authorized User under this Agreement.

         "Licensed Software" means the machine readable object code version of
(a) any KSC software, applet or other program that is downloaded by Subscriber or a user of KSC Application through Subscriber's system, and (b) any other software program as to which KSC and Subscriber agree to a license pursuant to this Agreement, in either case together with any user manuals, on-line help features and other similar materials provided by KSC for such program.

         "Maintenance" means the diagnosis of conditions reported to KSC as Errors or Problems and the development from time to time, as appropriate, of Corrections, Workarounds and Updates.

         "Problem" means a failure of a KSC Application to operate substantially according to the applicable user manual for any reason, whether or not the reason constitutes an Error.

         "Subscriber" means the party executing this Agreement as Subscriber and the wholly owned subsidiaries of that party, and their successors and assigns.

         "Subscriber Data" means all data supplied by Subscriber residing in the databases accessed by the KSC Applications.

         "Subsequent Application" means a KSC Application other than the Initial Applications.

         "Subsequent Term" means a twelve-month period following the expiration of the Initial Term or the immediately preceding Subsequent Term, as the case may be.

         "Support" means provision of information and assistance concerning the use of KSC Applications.

         "Term" means the Initial Term or a Subsequent Term, as applicable under the circumstances.

         "Test Period" means, for any product under this Agreement, a period of thirty (30) calendar days following the Installation Date of that product, or such other period as specified in the Attachment relating to that product.

         "Update" means revised or additional program code that KSC implements to correct known Errors or Problems in a KSC Application and/or to improve performance of a KSC Application, and which is designated as an Update by KSC.

         "Workaround" means a method of dealing with an Error or Problem, or suspected Error or Problem which is not a Correction but which permits KSC Applications to operate substantially in accordance with the user manual.

2.       Provision of Products and Services.
         ----------------------------------

         KSC will make available to Subscriber the products, including KSC Applications, and services designated in the Attachments to this Agreement. All products will be in such forms and with such functionalities as they may exist from time to time. Unless otherwise specified in an Attachment, all products will reside on KSC's computer system. Unless otherwise specified in the applicable Attachment, all products under this Agreement are provided for use only with respect to data concerning Subscriber and its direct and indirect customers and not for operation as a "service bureau" by Subscriber.



3.       Pricing
         -------

         (a) The pricing for each product or service under the Agreement is set forth in the Attachment relating thereto. All fees and other charges for a month shall be paid not later than the fifteenth (15th) day of the following month. All other charges shall be due thirty (30) days following the date of KSC's invoice, or as specified in the applicable Attachment. Any amount not paid when due is subject to a late charge equal to one percent (1%) of the amount of such payment per month (or, if less, the maximum amount permitted by law). Monthly usage fees and charges for each succeeding Term will be specified in a notice to be provided to Subscriber by KSC not later than ninety (90) days prior to the beginning of such Term.

         (b) In exchange for the pricing described in paragraph (a), Subscriber agrees to use not more than the levels of resources set forth in Attachment 1 for all products covered by this Agreement. In the event that the resources to be used by Subscriber exceed the levels specified in Attachment 1, Subscriber agrees to pay for such additional usage according to the schedule set forth in Attachment 1. KSC will make reasonable efforts to notify Subscriber in the event that Subscriber's usage levels are approaching the levels specified in Attachment 1.

4.       Implementation Plan.
         -------------------

         The Implementation Plan for each product or service under this Agreement is specified in the Attachment relating to that product or service. The parties will adhere to the Implementation Plan with respect to acquisition, installation, database population, training, testing and other functions set forth in the Implementation Plan. Each party will designate a Project Leader pursuant to the Implementation Plan. The Project Leader will be the contact person for each party during the implementation process and shall have authority to bind that party with respect to the performance or modification of the Implementation Plan.

5.       Other Goods and Services.
         ------------------------

         Subscriber is responsible for providing and maintaining all equipment, hardware, software, communications equipment and services, and other goods or services necessary for the use of the products and services to be provided by KSC under this Agreement, except as specifically stated in the Attachment relating to such product or service. For KSC Applications, Subscriber shall, prior to installation, submit its configuration of equipment, networks, interfaces to third parties and other elements to KSC for approval, which shall not be unreasonably withheld. Subscriber will access the KSC Applications only through such approved equipment, networks, interfaces and other elements. Subscriber shall be solely responsible for the procurement and performance of such equipment, networks, interfaces and elements. In the event changes in the KSC Applications require changes in Subscriber's equipment, networks, interfaces or other elements, Subscriber will promptly make such changes at its expense.

6.       Testing and Acceptance.
         -----------------------

         (a) Subscriber may use each KSC Application on a test basis during the applicable Test Period to determine whether the KSC Application is in Subscriber's sole judgment suitable for use in Subscriber's business. On or before the last day of such Test Period, Subscriber shall Accept or reject the KSC Application. Testing and acceptance procedures for products and services other than KSC Applications shall be specified in the applicable Attachment.

         (b) KSC will provide Support for a KSC Application during the applicable Test Period as provided in Section 8(b) from 8:00 a.m. to 5:00 p.m. Central time on each Business Day as specified in the applicable Implementation Plan.

         (c) Subscriber agrees to provide KSC with reports of any Error or Problem occurring during a Test Period, in sufficient detail to permit KSC to analyze the Error or Problem and seek to provide a Correction. For the purpose of analyzing such Error or Problem and attempting to develop Corrections, Subscriber agrees to provide KSC with such information relating to the Error or Problem as KSC may reasonably request.

         (d) In the event Subscriber notifies KSC prior to the expiration of the Test Period for a KSC Application that such KSC Application is rejected, KSC will use reasonable efforts to correct the Error or Problem. If a covered Error or Problem is not corrected to Subscriber's satisfaction within thirty (30) calendar days following notice under this paragraph, Subscriber may discontinue use of the KSC Application and comply with Section 17(c), and shall then be entitled to a refund of the Monthly Fee for such KSC Application specified in Attachment 1 with respect to the applicable Test Period actually been paid by Subscriber to KSC under this Agreement for the rejected KSC Application. THE PROVISIONS OF THIS PARAGRAPH SHALL BE SUBSCRIBER'S EXCLUSIVE REMEDY FOR ANY REJECTION OF ANY KSC APPLICATION, OR FOR ANY FAILURE OF A KSC APPLICATION TO OPERATE IN ANTY PARTICULAR MANNER DURING THE TEST PERIOD.

7.       Service Bureau Availability; Product Warranty.
         ---------------------------------------------

         (a) KSC warrants that, following the Acceptance Date, the KSC Applications will be available to Subscriber at least 99.5% of the time during each calendar month, calculated on the basis of seven days per week and twenty-four hours per day, but excluding (a) scheduled periods of unavailability for maintenance, upgrades or other operational considerations, (b) unavailability not due to KSC's systems, such as failures of communications networks, of servers or interfaces for products of, or data or other inputs from, vendors other than KSC or of computer systems of Subscriber, its customers or other third parties, (c) unavailability due to failure to use the KSC Applications in accordance with the user manuals provided by KSC, and (d) unavailability of functions or applications that do not preclude use of the material functionalities of the KSC Applications taken as a whole. KSC will provide Subscriber with at least eight (8) hours notice of scheduled periods of unavailability under clause (a), and such scheduled unavailability shall not occur between 8:00 a.m. to 5:00 p.m. Central time on a Business Day. In the event availability is less than provided in the first sentence of this paragraph, Subscriber shall be entitled to a credit of 100% of the Monthly Fee for the KSC Applications (as specified in Attachment 1) for the immediately following calendar month.

         (b) The warranty for any products other than KSC Applications and any services provided under this Agreement shall be set forth in the Attachment relating to such products or services.

         (c) No instance of alleged non-compliance with any warranty provided by this Section will be deemed to be a breach of this warranty unless it is reported to KSC's service center within one (1) hour following its occurrence. Any alleged deficiency in any KSC Application (including the related documentation) shall be included in the warranty set forth in this Section and shall be subject to the procedures and exclusive remedies provided in this Section. Upon receipt of any notice under this paragraph with respect to an Error or Problem with any KSC Application covered by the warranty contained in this Section, KSC will use reasonable efforts, at KSC's expense, to correct the Error or Problem.

         (d) THE CREDIT PROVIDED IN PARAGRAPH (A) AND THE REMEDIES SET FORTH IN ANY ATTACHMENT DESCRIBED IN PARAGRAPH (B) SHALL BE SUBSCRIBER'S EXCLUSIVE REMEDIES FOR ANY BREACH OF A WARRANTY SET FORTH IN THIS SECTION OR ANY
OTHER EXPRESS OR IMPLIED WARRANTY DETERMINED TO EXIST, ANY FAILURE OF ANY PRODUCT OR SERVICE TO OPERATE IN ANY PARTICULAR MANNER, OR ANY ACT OR OMISSION OF KSC OR ANY PERSON ACTING ON ITS BEHALF. THE WARRANTIES CONTAINED IN THIS SECTION REPLACE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. KSC HEREBY DISCLAIMS ANY SUCH OTHER WARRANTIES WITH RESPECT TO THE KSC APPLICATIONS OR ANY OTHER PRODUCTS OR SERVICES PROVIDED BY KSC.

8.       Maintenance and Support of KSC Applications.
         -------------------------------------------

         (a) Subscriber will maintain a service center to handle all questions or reports of possible Errors or Problems with KSC Applications received from Subscriber's personnel, customers or other Authorized Users of KSC Applications. Subscriber's personnel (other than Authorized Representatives), customers or other Authorized Users will contact such service center and will not contact KSC directly. Subscriber will designate not more than two Authorized Representatives for each work shift to contact KSC, and Subscriber shall notify KSC of the names of such Authorized Representatives. Only such Authorized Representatives, or any replacements designated by Subscriber in writing, may contact KSC for maintenance services or Support under this Agreement.

         (b) KSC will maintain a service center to handle requests from the Authorized Representatives for maintenance or Support for the KSC Applications. KSC's service center may be contacted by telephone or, at KSC's option, Internet or other generally available means of access. KSC will provide Subscriber with the telephone number, Internet address or other contact information for the service center, as in effect from time to time. Following Acceptance of the first KSC Application, Subscriber shall be entitled to eight (8) hours per month of Support for all KSC Applications, through the procedures established in this Section, at no additional charge. Additional Support by KSC shall be at KSC's standard rates in effect from time to time.

         (c) Following a report to KSC pursuant to Section 8(b) of an Error or Problem with a KSC Application, KSC agrees to use reasonable efforts to develop a Correction, Workaround or other modification for any Error or Problem relating to the KSC Application, as provided in Sections 9 and 10. Subscriber agrees to provide KSC with reports of any Error or Problem, in reasonably sufficient detail to permit KSC to analyze the Error or Problem and seek to provide a Correction. For the purpose of analyzing such Error or Problem and attempting to develop Corrections, Subscriber agrees to provide KSC with such information relating to the Error or Problem as KSC may reasonably request and to provide KSC's personnel with access, at reasonable times and subject to Subscriber's standard security procedures, to any applicable hardware, software, communication system or the like. Subscriber will promptly implement any Workarounds developed by KSC, in accordance with the instructions provided by KSC.

         (d) Maintenance and Support for any products other than KSC Applications provided under this Agreement shall be set forth in the Attachment relating to such products.

         (e) In the event this Agreement is terminated pursuant to Section 17(b) due to a breach by KSC of its obligations under this Section and Subscriber complies with the requirements of Section 17(c), KSC will refund to Subscriber the Monthly Fee for the affected KSC Application (as specified in Attachment 1) actually paid by Subscriber under Section 3 of this Agreement for the most recent three (3) months, or the fees specified in the applicable Attachment for a product other than a KSC Application. THE PROVISIONS OF THIS PARAGRAPH SHALL BE SUBSCRIBER'S EXCLUSIVE REMEDY FOR ANY BREACH OF KSC'S OBLIGATIONS UNDER THIS SECTION OR ANY OTHER EXPRESS OR IMPLIED OBLIGATION OR WARRANTY DETERMINED TO EXIST, ANY FAILURE OF ANY KSC APPLICATION OR OTHER PRODUCT TO OPERATE IN ANY PARTICULAR MANNER, OR ANY ACT OR OMISSION OF KSC OR ANY PERSON ACTING ON ITS

BEHALF. THE WARRANTIES CONTAINED IN THIS SECTION REPLACE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. KSC HEREBY DISCLAIMS ANY SUCH OTHER WARRANTIES WITH RESPECT TO THE KSC APPLICATIONS OR ANY OTHER PRODUCTS PROVIDED BY KSC.

9.       Provision of Maintenance.
         ------------------------

         (a) Level 1 Maintenance: Upon receiving the initial contact from an Authorized Representative concerning a suspected Error, KSC shall provide at no charge to Subscriber the following, Level 1 Maintenance, to the extent commercially feasible:

             (i) Perform searches of the Known Problem Data Base and forward the results of such search to Subscriber;

             (ii) Provide to Subscriber promptly any Correction or Workaround to the reported Error found in the Known Problem Data Base;

             (iii) Gather additional information concerning the reported Error, enter the reported Error into the Known Problem Data Base and other appropriate records, and forward the Error to Level 2 Maintenance for further analysis if no solution is found in the Known Problem Data Base; and

             (iv) Inform Subscriber of the status of the Error and, if applicable, the referral of the Error to Level 2 Maintenance.

         (b) Level 2 Maintenance: If Level 1 Maintenance does not provide a reasonable Correction or Workaround for an Error, KSC shall provide at no charge to Subscriber the following Level 2 Maintenance, to the extent commercially feasible:

             (i) Receive information concerning the Error from Level 1 Maintenance;

             (ii) Review the Known Problem Data Base and other Error documentation information;

             (iii) Perform additional file searches and provide Problem determination assistance in conjunction with Subscriber's personnel to verify the reported Error as a valid Error not previously encountered. Such Problem determination assistance may include establishing traps and traces, suggesting Workarounds and requesting additional information and documentation from Subscriber;

             (iv) Update the Known Problem Data Base;

             (v) Submit the reported Error to appropriate maintenance personnel, along with required supporting documentation, if any, obtained by KSC from Subscriber, to attempt to develop a Correction or Workaround. At KSC's option, KSC may instruct

         Subscriber to provide such supporting documentation for Priority 1 Errors directly to specified maintenance personnel or subcontractors;

             (vi) Implement a Correction or deliver to Subscriber a Workaround developed by KSC concerning the reported Error;

             (vi) Follow up with Subscriber after a Correction is implemented or a Workaround is delivered to assure Problem resolution; and

             (viii) If applicable, inform Subscriber that the reported Error is not a valid Error and, if requested, provide Subscriber with documentation of such finding.

         (c) Level 3 Maintenance: If a Correction is implemented or a Workaround is delivered to Subscriber that results in a substantial degradation of the operation of the KSC Applications, or if otherwise agreed by KSC and Subscriber, KSC shall provide at no charge to Subscriber Level 3 Maintenance as described in this paragraph, to the extent commercially feasible. Level 3 Maintenance shall consist of conducting further analysis to the extent commercially feasible, in order to attempt to provide further Corrections to eliminate such degradation to the extent reasonably possible.

10.      Maintenance Response Times.
         --------------------------

         (a) After an Authorized Representative reports a suspected Error, KSC will determine the Priority level of the Error (as such Priority levels are defined under the definition of "Error" in this Agreement) in consultation with Subscriber. If KSC has not diagnosed and implemented a Correction or provided a Workaround for a Priority 1 or Priority 2 Error within 24 hours following Subscriber's initial telephone call, Subscriber shall submit to KSC a listing of output or such other data as KSC reasonably requests in order to reproduce the operating conditions present when Subscriber experienced the reported Error.

         (b) For Priority 1 Errors, KSC shall make reasonable efforts to implement or supply a reasonable Correction or Workaround within twenty-four hours after Subscriber reports the Error. These steps will include assigning a qualified technician to work with Subscriber's personnel at no charge without interruption (i.e., 24 hours per day), so long as Subscriber also has qualified personnel available to assist KSC's personnel in resolving the suspected Error, until KSC implements a reasonable Correction or provides a reasonable Workaround or the parties determine that a Correction or Workaround cannot be produced by such technicians.

         (c) For Priority 2 Errors, KSC shall take reasonable steps to implement or supply a reasonable Correction or Workaround within five (5) days after receipt of output or other documentation of the Error. These steps shall include assigning qualified technicians to work with Subscriber's personnel from 8:00 a.m. to 5:00 p.m. Central time on each Business Day at no charge until KSC implements a reasonable Correction or provides a reasonable Workaround or the parties determine that a Correction or Workaround cannot be produced by such technicians.

         (d) For Priority 3 Errors, KSC shall make reasonable efforts to provide a Correction at no charge as a part of a future Update of the KSC Application.

11.      Data and Security.
         -----------------

         (a) Except as expressly provided in the applicable Implementation Plan, Subscriber will have full responsibility for all database population and updating, data input, report generation and other matters relating to the input and output of data to or by the products covered by this Agreement.

         (b) Subscriber shall be the owner of all Subscriber Data, although KSC is the sole owner of the KSC Applications and all database information provided by KSC. KSC agrees to use reasonable measures designed to maintain the confidentiality of Subscriber Data, except disclosure pursuant to valid judicial or administrative process from a court or agency with jurisdiction over KSC, Subscriber or such data or as otherwise required by law.

         (c) Subscriber shall be solely responsible for administration of security procedures with respect to access to the Subscriber Data by Subscriber's employees, customers and other persons accessing information through Subscriber's systems, including administration of both user identification systems and menu feature authorization for each user. KSC shall maintain reasonable security procedures designed to limit access to KSC's computer systems only to authorized personnel or other persons executing valid user identification procedures through Subscriber's computer systems.

         (d) KSC will maintain and utilize certain security systems designed to prevent unauthorized Internet access to KSC's computer systems. These security systems will at a minimum provide for user authentication (requiring the user to provide an ID and password for customer transaction and account information authority) and browser-based and KSC hardware or software based Secure Socket Layer ("SSL") encryption, utilizing at least a 40-bit length public key encryption technology. KSC will maintain and utilize, and upgrade as necessary, its security systems to meet prevailing industry standards.

         (e) Subscriber and KSC each agree that all information exchanged under this Agreement (other than products, services and related documentation) is non-confidential unless specifically covered by a confidentiality agreement signed by the parties. The Subscriber agrees that KSC Applications and related documentation are the confidential and proprietary information of KSC and that Subscriber will not use or disclose KSC Applications or related documentation except as permitted by this Agreement.

         (f) KSC shall perform a backup of Subscriber Data (and such other information as KSC may determine) for each Business Day and shall store such backup tape or other media in a location separate from KSC's operations centers. In addition, KSC will simultaneously operate a backup data center at a separate location from KSC's main data center, with the ability to have the backup data center operate the KSC Applications if the main data center fails, including separate hardware and software and separate power supplies, backup generators and other similar equipment and services.

12.      Licensed Software.
         -----------------

         (a) Subject to the terms and conditions of this Agreement, KSC hereby grants to Subscriber and Subscriber's Authorized Users, and Subscriber hereby accepts, a non-exclusive license during the term of this Agreement to use any Licensed Software in the manner provided in this Agreement. Any Licensed Software within the meaning of clause (a) of the definition of that term may be used only for the purpose of operating the KSC Application to which the Licensed Software relates. Any Licensed Software within the meaning of clause
(b) of the definition of Licensed Software shall be used only by such persons, for such purpose and in such manner as provided in the Attachment relating to such Licensed Software. Nothing in this Agreement shall be deemed to give Subscriber any ownership interest, security interest or other proprietary interest in the Licensed Software or any patent, trademark, copyright, trade secret or other proprietary information relating to the Licensed Software.

         (b) Subscriber agrees that it will not (and will not permit others to), and will not attempt to, copy any Licensed Software provided under this Agreement, except as expressly permitted in the Attachment relating to that Licensed Software, assign or transfer the license for Licensed Software; distribute Licensed Software to any third party; reverse assemble, reverse compile or otherwise translate Licensed Software; create any derivative work of Licensed Software (within the meaning of United States copyright laws); or remove any copyright, ownership, confidentiality or other notices or legends in Licensed Software. Subscriber further agrees that it will allow access to Licensed Software only to persons authorized to use such Software under this Agreement and will use commercially reasonable efforts to ensure that anyone who uses Licensed Software (accessed locally or remotely) does so only for Subscriber's authorized use and in compliance with the terms of this Agreement. Subscriber will immediately notify KSC of any actual or attempted commission of any act prohibited by this paragraph.

13.      Provision of Services.
         ---------------------

         KSC agrees to provide the services described in an Attachment hereto on the terms and conditions, and with the pricing, described in such Attachment.

14.      Settlement of Transactions.
         --------------------------

         (a) Subscriber acknowledges and agrees that KSC is not a broker, dealer or securities exchange and that KSC is only providing Subscriber and its Authorized Users with electronic means for transmitting orders to buy or sell securities and related information to, and receiving information with regard to such orders from, securities exchanges and other persons designated by Subscriber pursuant to the Attachments, and for allowing authorized persons to view certain information with respect to such transactions. Subscriber agrees that KSC has no obligation or responsibility with regard to the validity, legality, execution or settlement (including payment) of any securities transaction transmitted through any KSC Application or any other product or service and that KSC has no obligation to review or refuse any order transmitted through any KSC Application or any other product or service.

         (b) Subscriber agrees that it is Subscriber's absolute, unconditional and unassignable obligation, in connection with each transaction executed through any KSC Application or any other product or service by Subscriber or any person acting through or on behalf of Subscriber, to (a) comply with all applicable laws, rules and other legal requirements in connection with all transactions processed through such KSC Application or other product or service and to provide with each securities transaction order all information required with respect to that order by applicable laws, rules and other legal requirements, and (b) make and ensure timely delivery of the subject securities and/or funds as well as any required remittance of interest, dividend payments and/or other distributions.

15.      Intellectual Property Matters.
         -----------------------------

         (a) KSC represents that, to the best of its knowledge as of the date of its execution of the applicable Attachment, the use of KSC Applications or other products covered by this Agreement by Subscriber as authorized by this Agreement will not infringe any valid and existing United States patent, copyright or trademark owned by any person other than KSC. KSC makes no representation as to infringement with respect to any product after any combination, operation or use of such product with any product, data or apparatus not approved by KSC; infringement caused by any modification of any product by a person other than KSC or its employees, agents or authorized representatives; or infringement caused by a product produced by a party other than KSC.

         (b) If a third party claims that any product infringes a valid United States patent, copyright or trademark (except for any claims excluded under the second sentence of paragraph (b)), KSC agrees to defend and hold harmless Subscriber against that claim at KSC's expense and to pay all costs, damages and attorney fees that a court finally awards or KSC agrees to pay as part of a settlement or resolution, provided that Subscriber: (i) promptly notifies KSC in writing of such claim, (ii) allows KSC to control the defense of such claim and any related settlement negotiations, and (iii) cooperates with KSC in any such defense or settlement negotiations. If such a claim is made or, in KSC's judgment, appears likely to be made, Subscriber agrees to permit KSC to acquire a license that wil1 enable Subscriber at no added cost to Subscriber to continue to use the affected product, or to modify or replace the affected product, at KSC's expense and option. In the event KSC determines that none of these alternatives is reasonably available, Subscriber agrees that KSC may terminate this Agreement as to the affected product, or in its entirety. KSC will then give Subscriber a credit equal to all fees paid for the affected product (or, in the case of a complete termination of this Agreement, all license fees) for the most recent three (3) months. THE REMEDIES SET FORTH IN THIS PARAGRAPH SHALL BE SUBSCRIBER'S EXCLUSIVE REMEDIES FOR ANY ACTUAL OR ALLEGED INFRINGEMENT BY ANY KSC APPLICATION OR BY ITS USE BY SUBSCRIBER OR A PERSON ACTING THROUGH OR ON BEHALF OF SUBSCRIBER, OR ANY CLAIM UNDER PARAGRAPH 14(a), WHETHER BASED ON CONTRACT, TORT OR OTHERWISE.

         (c) Subscriber and KSC each agrees that it will not use the other's trademark, trade name or other designation, without the other's prior written consent.

16.      Limitation of Liability; Indemnification.
         ----------------------------------------

         (a) KSC shall have no responsibility or liability for the accuracy or completeness of any Subscriber Data or for any use of Subscriber Data by any person other than KSC. Subscriber agrees to indemnify and hold harmless KSC from and against any liability to any person due to any actual or alleged inaccuracy or incompleteness or other problem with any Subscriber Data or the use of any Subscriber Data by any person other than KSC.

         (b) Neither KSC nor its officers, directors, agents, employees or affiliates will be liable to Subscriber or any other person for any loss of profits, loss of use, or for any other damages suffered or costs and expenses incurred by Subscriber, any customer or account of Subscriber or any third party, of any nature or from any cause whatsoever, whether direct, special, incidental, consequential, or the like, arising out of or related to: (i) this Agreement; (ii) use by any such person or account of any product or service provided under this Agreement; (iii) KSC's failure or refusal to accept, display, execute, clear and/or settle any transaction entered or executed or attempted to be entered or executed by Subscriber or any other person; (iv) the installation, furnishing, performance, maintenance, or use of (or inability to use) any computer hardware, software, peripherals, cabling, network services, databases, manuals or any other materials or services other than KSC Applications (whether or not provided or arranged by KSC); (v) any act or omission of any securities exchange, market or any other person designated by Subscriber pursuant to an Attachment to process orders for Subscriber; (vi) any loss of or damage to Subscriber Data; and (vii) losses caused by any non-KSC product or service (for which items Subscriber's exclusive remedy is from the manufacturer or supplier of such product or service). Under no circumstances shall KSC be liable for exemplary or punitive damages. Neither party will bring an action against the other more than one (1) year after the cause of action arose.

         (c) Notwithstanding any other provision of this Agreement, and without creating any obligation for KSC to do so, KSC reserves the right, in its sole discretion, and without prior notice to Subscriber, to reject, cancel or refuse to enter, display, execute and/or clear and settle any transaction, the acceptance, display, execution or settlement and clearance of which would, in KSC's sole determination, violate any applicable law, rule or regulation, including any applicable rule or regulation of any exchange or other self-regulatory organization having jurisdiction or authority.

         (d) Subscriber agrees to indemnify and hold harmless and, at Subscriber's expense, to defend KSC, its officers, directors, employees, agents, affiliates, controlling persons (within the meaning of applicable securities laws), successors and assigns ("Indemnified Parties") from and against any cost, expense, liability, claim, loss or damage, direct, consequential, incidental and/or punitive in nature (including legal fees and other expenses) to which any such Indemnified Party may become subject, insofar as such cost, expense, liability, claim, loss or damage arises out of, in connection with, or relates to any breach by Subscriber of any of the terms of this Agreement, any claim by Subscriber or any third party for which KSC is not liable under paragraphs (a) or (b) hereof or any misuse of a product provided hereunder or malicious conduct by Subscriber or any person using a product by or through Subscriber; provided, however, that KSC must promptly notify Subscriber in writing of any such claim, action or proceeding, unless to do so would cause KSC to violate any applicable law, rule, regulation or order (but the failure to so notify Subscriber shall not relieve Subscriber of any liability hereunder except to the extent Subscriber has been materially prejudiced therefrom). Subscriber may elect, by written notice to KSC within ten
(10) days after receiving notice of such claim, action or proceeding from KSC, to assume the defense thereof with counsel reasonably acceptable to KSC. If Subscriber does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if KSC reasonably believes that there are conflicts of interest between KSC and Subscriber or that additional defenses are available to KSC with respect to such defense, then KSC may retain its own counsel to defend such claim, action or proceeding, at Subscriber's expense. Subscriber shall reimburse KSC for its expenses under this Section 16 as they are incurred. KSC shall have the right, at its own expense, to participate in the defense of any, claim, action or proceeding against which it is indemnified hereunder. Subscriber, in the defense of any such claim, action or proceeding, except with the written consent of KSC, shall not consent to entry of any judgment or enter into any settlement which:
(i) does not include, as an unconditional term, the grant by the claimant to KSC of a release of all liabilities in respect of such claim, action or proceeding; or (ii) otherwise adversely affects the nights of KSC.

         (e) In the event for any reason Subscriber is entitled to recover damages from KSC, Subscriber agrees that KSC shall be liable only for (i) refunds of fees as provided in Section 6(d), if applicable, (ii) refunds or credits pursuant to Section 7(d), if applicable, (iii) refunds of fees pursuant to Section 8(e), if applicable, and (iv) if not covered by Sections 6, 7 or 8, actual damages otherwise incurred up to a maximum of the fees (as specified in the applicable Attachment) actually paid by Subscriber under Section 3 for the preceding three (3) months with respect to the product or service to which the claim relates.

         (f) The parties acknowledge that the foregoing provisions were negotiated to reflect an informed, voluntary allocation among them of all risks (both known and unknown) associated with the transactions pursuant to this Agreement. The warranty disclaimers and limitations of liability contained in this Agreement are intended to limit the circumstances of liability, and the remedy limitations contained in this Agreement are separately intended to limit the forms of relief available to the parties.

17.      Termination of Agreement.
         ------------------------

         (a) This Agreement shall continue in effect for the Initial Term and for successive Subsequent Terms thereafter unless (i) earlier terminated pursuant to Sections 17(b) or (ii) one party notifies the others of the termination of the Agreement as of the end of the then-current Term of the Agreement at least sixty (60) days prior to the end of the then-current Term.

         (b) Any rejection of the Initial Applications under Section 6 or refund of fees for the Initial Applications under Section 8 shall automatically terminate this Agreement in its entirety. Any rejection of a Subsequent Application under Section 6 or refund of fees for a Subsequent Application under Section 8 shall automatically terminate this Agreement as to the affected Subsequent Application. In addition, Subscriber or KSC may terminate this Agreement as a result of non-compliance with the Agreement by the other party, by providing the other party with written notice specifying in reasonable detail any claims non-compliance. The notifying party shall provide the other party at least ten (10) days (with the period to be specified in such notice) in which to cure the alleged non-compliance. If the other party Cures the non-compliance within such period, the Agreement shall continue as if such non-compliance had not occurred. The parties agree that the procedures described in Sections 6, 7 and 8 are the exclusive remedies for an alleged non-compliance with those Sections.

         (c) Subscriber shall discontinue use of the affected KSC Applications and Licensed Software immediately upon termination of this Agreement. Within fifteen (15) days following a termination of this Agreement, Subscriber shall return to KSC all copies of any affected Licensed Software and all documentation relating to the affected KSC Applications and Licensed Software, and any other confidential information of KSC relating to affected KSC Applications and Licensed Software, in the possession Of Subscriber or any other person obtaining possession through Subscriber, together with a certificate signed by an authorized officer of Subscriber stating, that all such items have been returned.

         (d) Upon any termination of this Agreement, including terminations pursuant to Sections 6, 7 and 8, KSC shall be entitled to retain all Subscriber Data in its possession until KSC has received payment of all amounts owed to it under this Agreement and Subscriber has complied with its obligations under
Section 17(c). Following such payment and compliance by Subscriber, KSC shall promptly provide the Subscriber Data to Subscriber in such form and format, and on such media, as agreed by Subscriber and KSC.

         (e) The provisions of Sections 6(d), 7(d), 8(e), 11(e), 12(b), 15(b), 16, 17(c), 17(d) and 18 shall survive the termination of this Agreement.


18.      Miscellaneous.
         -------------

         (a) Except to an affiliate or subsidiary, Subscriber may not assign any right under this Agreement, and any assignment shall be void and a breach of this Agreement. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns.

         (b) No modification or waiver of any provision of this Agreement, nor any consent to any non-compliance with any provision hereof, shall be effective unless the same shall be in writing and signed by an authorized representative of such party, and then only in the specific instance and for the purpose for which given. No notice or demand on a party in any case shall entitle such party to any other or further notice or demand in similar circumstances unless expressly required by this Agreement.

         (c) If any one or more provisions of this Agreement or in any other documents contemplated herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions herein and therein shall not be affected or impaired thereby.

         (d) The headings of the Sections of this Agreement are for convenience only and shall not be deemed to constitute a part of this Agreement.

         (e) Any notice under this Agreement shall be given by personal delivery, telecopier, overnight courier service or certified mail, return receipt requested, to the parties at their respective addresses shown on the first page of this Agreement. If such notice is sent to KSC, it shall be sent to the attention of the President. If such notice is sent to Subscriber, it shall be sent to the attention of the person signing this Agreement on behalf of Subscriber. Notice shall be deemed to have been given on the earlier of the date of its receipt or three (3) Business Days after mailing. A party may change its address for notice or the person designated to receive such notice by giving notice of such chan-e as provided in this paragraph.

         (f) This Agreement shall be governed by the internal laws of the State of New York. The parties acknowledge the relationship of this Agreement and the license of KSC Applications to the State of New York because of the use of KSC Applications in Subscriber's securities business, which is closely connected with the State of New York, and because of the use of KSC Applications in executing securities transactions through major securities exchanges, which are located in the State of New York.

         (g) Subscriber agrees to reimburse KSC for its actual expenses in performing its obligations under this Agreement, including travel; lodging; meals; third-party vendor services; and other items. KSC will provide Subscriber with monthly invoices for such expenses, together with any documentation of such expenses reasonably requested by Subscriber. Subscriber agrees to pay each such invoice within thirty (30) days following the date thereof.

         (h) Each of the parties acknowledge that any violation by them of the covenants set forth in this Agreement relating to intellectual property rights or confidentiality would result in damage to the other party that may be in part intangible but nonetheless real, and that may not be fully capable of redress by an award of damages. Accordingly, any such violation shall give KSC or the Subscriber, as the case may be, the right to a court-ordered injunction or other appropriate order to specifically enforce those covenants.

         (i) Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request and direction of the parties, with the advice and participation of counsel, and will be interpreted according to its terms without favor to any party.

         (j) This Agreement may be executed in separate counterparts, each of which shall constitute an original, but all of which shall constitute one instrument. Any reproduction of this Agreement by reliable means (e.g., photocopy or facsimile) shall be considered an original.

         (k) This Agreement and the Attachments and exhibits thereto, together with all Implementation Plans, constitute the entire agreement among the parties concerning the subject matter thereof. No prior or contemporaneous representations, inducements, promises or agreements, oral or otherwise, among the parties with respect thereto will be of any force or effect.

Attachment 1 to Master Subscriber Agreement
Between Kingland Systems Corporation ("KSC") and Colonial Direct Financial Group ("Subscriber")

The date of this Attachment is April 12, 2000
________________________________________________________________________________

1.       KSC Application(s) available for use by Subscriber:

         Web Hosting Service, including the following:
         o Fractional use of a primary and redundant Pentium III 500 MHz
           Processor
         o NIT operating system
         o Storage of up to 2 gigabytes per primary and redundant server
         o 512kb of communications bandwidth
         o 24 x 7 monitoring services

All of the designated KSC Applications are considered "Initial Applications" for purposes of the Master Subscriber Agreement.

2.       Pricing:

         Implementation Charges:         KSC will be paid on a time and
                                         materials basis for work under the
                                         Implementation Plan, as specified in
                                         the Implementation Plan. KSC's
                                         resources are currently billed at the
                                         following hourly rates:

                                          --------------------------------------
                                          Resource                  Hourly rate
                                          --------                  -----------
                                          --------------------------------------
                                          Architect/Principal           $195
                                          --------------------------------------
                                          Senior Analyst/Development    $170
                                          --------------------------------------
                                          Project Manager               $170
                                          --------------------------------------
                                          Business Analyst/
                                           Systems Analyst              $150
                                          --------------------------------------
                                          Programmer                    $150
                                          --------------------------------------

                                          In addition, Subscriber agrees to pay
                                          KSC for the cost of all reasonable
                                          and necessary travel, lodging and
                                          miscellaneous expense incurred by KSC
                                          in providing the implementation
                                          services.

            Monthly Fee:                  Subscriber will pay a Monthly Fee of
                                          $3,995 for the Initial Term.
                                          Notwithstanding the above, the Monthly
                                          Fee shall be $2,500 for the month of
                                          May, 2000; $3,000 for the month of
                                          June, 2000; $3,500 for the month of
                                          July, 2000; and $3,995 thereafter. For
                                          redundant storage space in excess of 2
                                          gigabytes, the one-time fee will be
                                          $500 per gigabyte, in 1 gigabyte
                                          increments. For maximum communications
                                          bandwidth utilized in excess of

                                          512kb, the Monthly Fee shall increase
                                          by $750 per 512kb.

           Third-party services fees:     Licensee will pay KSC's standard
                                          charges in effect through KSC from
                                          time to time for third-party services
                                          billed through KSC. Such third-party
                                          costs include, but are not limited to,
                                          annual domain name registration fees
                                          from Internic.
3.       Implementation Plan:

         Subscriber and KSC will agree upon the Implementation Plan. The parties agree to use their best efforts to reach such agreement within 30 days of the date of this Attachment.

4.       Initial Authorized Representatives:

         To be specified in Implementation Plan.

5.       KSC's approval of Subscriber's equipment and systems:

         To be specified in Implementation Plan.


Agreed to:                                          Agreed to:

Colonial Direct Financial Group                     Kingland Systems Corporation
1499 W. Palmetto Road, Suite 312                    9 North Federal Avenue
Boca Raton, FL 33486                                Mason City, Iowa 50401

Telephone: 561-362-4210                             Telephone: (515) 424-0844
Fax: 561-750-3347                                   Fax: (515) 494-1513

By Rodney G. Smith                                  By Todd Rognes
   ----------------------------                        -------------------------

Rodney G. Smith, President                          Todd Rognes, CFO
-------------------------------                     ----------------------------
Name and Title                                      Name and Title


Date: 4/18/2000                                     Date: 4/12/2000
      -------------------------                           ----------------------









                                       -2-